AMERICAN RIVER HOLDING INCENTIVE COMPENSATION PLAN

AMENDMENT No. 1



The Incentive Compensation plan remains the same as approved for 2000 with respect to payout and the requirement to meet certain Minimum Financial Performance Guidelines before any incentive is earned. The participants potential payout remains unchanged at 18% of pre-incentive net income.

For 2001, the Minimum Financial Performance Guidelines have changed as follows:

                                            Plan 2000            Plan 2001

ROAE (FAS 115 Adj)*                            17.46%               19.65%
ROAA*                                                                1.72%
Basic EPS *                                   $ 1.76               $ 2.17
Efficiency*                                     53.3%               48.00%
Net Loan Growth                                                     12.00%
Deposit Growth                                                      14.00%
Charge off/Avg Net Loans                                             0.50%
Classified to Equity                                                30.00%

*These guidelines are measured on net income prior to incentive accruals adjusted for tax.

In addition, a minimum composite rating must be achieved. The composite rating is assigned by the primary regulator of the company and is kept confidential as required by the regulatory agency.

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